  Bracketed information omitted and filed separately with the Securities and
                              Exchange Commission
Confidential Treatment Requested Under 17 C.F.R. Sections 200.80(b)(4), 200.83
                                 and 240.24b-2

                                                                  EXHIBIT 10.10

                             SUBLICENSE AGREEMENT

     This Agreement is entered into as of July 14, 1994 between id/2/-I, L.P.. a Texas limited partnership having a principal place of business at 98 San Jacinto Blvd., Suite 430, Austin, Texas 78701 ("id/2/" or "Sublicensor," as applicable) and Sensus Drug Development Corporation, a Delaware corporation having a principal place of business at 98 San Jacinto Blvd., Suite 430, Austin, Texas 79701 ("Sublicensee").

                                   RECITALS

     WHEREAS Ohio University, a state chartered university and its Edison Biotechnology Institute, a department of Ohio University (hereafter collectively referred to as "OU/Edison" or Licensor, as applicable) and Drug Development Investment Corp., a Texas corporation and general partner of id/2/ ("DDIC") previously entered into that certain Biotechnology Licensing and Transfer Agreement dated as of January 18, 1993 (the "Licensing Agreement"); and

     WHEREAS OU/Edison and DDIC contemporaneously entered into that certain Sponsored Research Agreement; and

     WHEREAS DDIC assigned the Licensing Agreement and the Sponsored Research Agreement to id/2/ in that certain Amended Assignment and Assumption Agreement dated effective as of March 26, 1993; and

     WHEREAS Section 2(e) of the Licensing Agreement grants the Licensee under the Licensing Agreement (id/2/) the right to sublicense any rights granted under the Licensing Agreement; and

     WHEREAS id/2/ desires to sublicense certain rights with respect to a portion of the Licensed Technology (as such term is defined in the Licensing Agreement) to Sublicensee. Now therefore in consideration of the mutual covenants herein contained, the parties agree as follows:

                               1.   DEFINITIONS

     1.1 "Assigned Technology" means the Licensed Technology to the extent only that it consists of or relates to growth hormone antagonists that are covered by the Licensing Agreement, as further described on Exhibit A attached hereto.

     1.2  The "Effective Date" of this Agreement shall be July 14, 1994.

     1.3 All other capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Licensing Agreement.

                              2.   LICENSE GRANT

     Sublicensor hereby grants to Sublicensee (including its Affiliates) and Sublicensee hereby accepts, upon the terms and conditions herein set forth, an exclusive worldwide sublicense (the "Sublicense") in and to the Assigned Technology, including, without limitation, the exclusive right under the Assigned Technology to make, use, and Sell (directly or through independent distributors) the Assigned Technology in accordance with this Agreement and the Licensing Agreement, and also including, without limitation, the right to pursue further research, discoveries, and inventions, and construct or acquire any apparatus and facilities useful in the development of the Assigned Technology.

              3.   RIGHTS, DUTIES AND OBLIGATIONS OF SUBLICENSOR
                                AND SUBLICENSEE

     3.1 Except as expressly modified herein, the provisions of the Licensing Agreement attached hereto as Exhibit B are incorporated by reference in this Agreement. Where applicable, all references to "Licensed Technology" in the Licensing Agreement should, for purposes of this Agreement, be read instead as stating "Assigned Technology", except as follows: Where the term, "Licensed

Technology,' is used in Section l(g) ("Licensed Technology") and Section l(j) ("Option Agreement"), such term shall be read as it appears in the Licensing Agreement.

     3.2 All rights possessed by Sublicensor under the Licensing Agreement with respect to that portion of the Licensed Technology that constitutes the Assigned Technology are hereby conveyed to Sublicensee, subject to the rights herein reserved by Sublicensor.

     3.3 Except as otherwise provided in this Agreement, Sublicensee shall have, with respect to the Assigned Technology, the same rights, responsibilities and duties as Sublicensor has in its capacity as Licensee with respect to the Licensed Technology under the Licensing Agreement. The reference in Section 12(c) of the Licensing Agreement to [*] shall mean such period commencing on January 18, 1993. The representations applicable to Sublicensor under the Licensing Agreement are modified in accordance with Section 6 below.

     3.4 The provisions of Sections 8, 9 and 17 of the Licensing Agreement, to the extent applicable to Sublicensee, are hereby made expressly binding on and are assumed by Sublicensee in accordance with Section 2(e) of the Licensing Agreement, except that the parties acknowledge that this transfer is not made under circumstances that would trigger the payment obligations to OU/Edison provided for under certain circumstances in Sections 8(g).

     3.5 Sublicensee shall refrain from disclosing Confidential Information to the same extent that Sublicensor is prohibited from disclosing same under both the Licensing Agreement and the Sponsored Research Agreement.

     3.6 Sublicensee acknowledges that under certain other circumstances its rights under this Agreement may be adversely affected by actions taken or not taken under the Licensing Agreement by OU/Edison or by Sublicensor.



[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATEMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     3.7 In addition, Sublicensee is hereby assigned all rights arising and benefits accruing under the Sponsored Research Agreement, to the extent only that such rights and benefits pertain to the Assigned Technology.

             4.   EXCEPTIONS TO THE RIGHTS, DUTIES AND OBLIGATIONS
                                OF SUBLICENSEE

     4.1 Sublicensee shall have no right to any portion of the Licensed Technology other than the Assigned Technology, nor shall it have any right or duty to develop or commercially exploit any portion of the Licensed Technology other than the Assigned Technology.

     4.2 Except to the extent provided herein, Sublicensor's obligations under the Sponsored Research Agreement shall not be assumed by Sublicensee.

                                 5.   PAYMENT

     5.1 Sublicensee shall only be required to pay royalties to OU/Edison on Net Revenues obtained from Derivative Products derived from the commercial exploitation of the Assigned Technology.

     5.2 Sublicensee and Sublicensor agree that Sublicensee has acquired rights to the Assigned Technology with a bona fide intent to develop and market same, to the extent economically feasible to do so.

     5.3 While the parties do not anticipate that the conditions giving rise to payment obligations to OU/Edison under Sections 8(h) and 8(i) will apply to this transfer, to the extent that financial obligations may hereafter arise under
Section 8(i) with respect to the Assigned Technology, Sublicensee agrees to assume and pay such obligations.

     5.4 Sublicensee agrees with Sublicensor that it will financially support the research performed under the Sponsored Research Agreement with respect to the Assigned Technology to the extent of at least $[*] annually. However, this

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

provision shall not be enforceable by any person other than Sublicensor, its successors, and assigns.

                      6.   REPRESENTATIONS AND WARRANTIES

     Sublicensee represents and warrants as follows:


          (A) Sublicensee has the authority and capability to execute and perform this Agreement, and such execution and performance will not violate any restriction contained in any law or regulation applicable to Sublicensee, or any order or agreement by which it is bound.

          (B) Sublicensee has capital of not less than $1,000 and has employed a Chief Executive Officer with expertise and managerial experience in the pharmaceutical industry to direct the activities required under this Agreement.

          (C) Sublicensee will faithfully keep and perform each of its obligations imposed or assumed under this Agreement, and it will indemnify and hold harmless Sublicensor, its principals and agents, from and against any and all claims, liabilities and expenses (including reasonable attorneys fees, witness fees, deposition expenses, and other costs of legal proceedings) arising out of or resulting from any breach of its obligations hereunder, or any negligent, grossly negligent or otherwise improper action or omission on its part.

                           7.   TERM AND TERMINATION

     7.1 Unless otherwise provided in this Section, this Agreement shall be in effect as long as the Licensing Agreement is in effect.

     7.2 In the event of a Default by OU/Edison, Sublicensee shall have the same rights with respect to the Assigned Technology as Sublicensor has with respect to the Licensed Technology under the Licensing Agreement.

     7.3 In the event of a Default by Sublicensee, or in the event Sublicensee terminates this Agreement, unless the Licensing Agreement has also been terminated, all rights conveyed hereunder shall immediately and automatically revert to Sublicensor, without the need for any action on its part.

     7.4 In the event OU/Edison terminates the Licensing Agreement based on a Default by Sublicensor, Sublicensor's rights under this Agreement shall automatically be assigned to OU/Edison in accordance with Section 16(j) of the Licensing Agreement.

     7.5 In the event OU/Edison validly exercises the right to require that all Licensed Technology be returned to it by Sublicensor under Section 16(1) of the Licensing Agreement, Sublicensee agrees to return all Assigned Technology to OU/Edison.

                           8.   GENERAL PROVISIONS.

     The notice addresses under this Agreement are as follows:

          If to Sublicensor:

          id/2/-[, L.P.
          98 San Jacinto Blvd., Suite 430
          Austin, Texas 78701
          Facsimile: (512) 476-3327

          With copy to:

          Steven A. Fleckman
          1800 NationsBank Tower
          515 Congress Avenue
          Austin, Texas 78701-3503
          Facsimile: (512) 476-7644

          If to Sublicensee:
          Sensus Drug Development Corp.

          98 San Jacinto Blvd., Suite 430
          Austin, Texas 78701
          Facsimile: (512) 476-3327

          With copy to:

          If to OU/Edison:

          Director Technology Transfer Office
          Ohio University
          Innovation Center
          One President Street
          Athens, Ohio 45701
          Attention: David Allen, Ph.D.
          Facsimile: (615) 593-0186

          With copy to:

          Vice President, Research and Graduate Studies
          University Research Center
          Ohio University
          Athens, Ohio 45701
          Attention: T. Lloyd Chestnut, Ph.D.
          Facsimile: (615) 593-0380

     IN WITNESS WHEREOF, the parties hereto, intending to be bound hereby have executed and delivered this Agreement as of the Effective Date.

                                  ID/2/-I, L.P.

                                  By: Drug Development Investment Corp., general partner


                                  By: /s/ John A. Scarlett, M.D.
                                     ___________________________________________
                                     John A. Scarlett, M.D., President


                                  SENSUS DRUG DEVELOPMENT CORP.


                                  By: /s/ John A. Scarlett
                                     ___________________________________________
                                     John A. Scarlett, Chief Executive Officer

                                   EXHIBIT A

                      DESCRIPTION OF ASSIGNED TECHNOLOGY

          The Assigned Technology is that portion of the Licensed Technology that consists of any and all growth hormone antagonists covered by the Licensing Agreement (as defined in the foregoing Agreement), including, but not limited to, Patent Rights (as such term is defined in the Licensing Agreement) but only to the extent related to growth hormone antagonists.